Exhibit 99.1

DocuSign Announces Third Quarter Fiscal 2019 Financial Results

San Francisco – December 6, 2018 – DocuSign (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of its broader platform for automating the agreement process, today announced results for its fiscal quarter ended October 31, 2018.

“With year-over-year growth of 37% in revenue and 40% in billings, DocuSign’s business continued to excel in the third quarter. We added another 25,000 customers, bringing our total to 454,000 worldwide. Expansions within existing customers, traction around our System of Agreement vision, and our strategic partner ecosystem all contributed to our strong results,” said Dan Springer, CEO of DocuSign.

Third Quarter Financial Highlights

▪
Total revenue was $178.4 million, an increase of 37% year-over-year. Subscription revenue was $169.4 million, an increase of 38% year-over-year. Professional services and other revenue was $9.0 million, an increase of 17% year-over-year.

▪	Billings were $198.0 million, an increase of 40% year-over-year.

▪	GAAP gross margin was 75%, compared to 76% in the same period last year. Non-GAAP gross margin was 79% compared to 78% in the same period last year.

▪
GAAP net loss per basic and diluted share was $0.31 in the third quarter of fiscal 2019 on 168 million shares outstanding compared to GAAP net loss per share of $0.45 in the third quarter of fiscal 2018 on 33 million shares outstanding.

▪
Non-GAAP net income per diluted share was $0.00 in the third quarter of fiscal 2019 based on 192 million shares outstanding compared to a non-GAAP net loss per share of $0.17 in the third quarter of fiscal 2018 based on 33 million shares outstanding.

▪	Net cash provided by operating activities was $4.3 million, compared to $11.6 million in the same period last year.

▪	Free cash flow was negative $4.3 million in the third quarter of fiscal 2019 compared to free cash flow of $7.0 million in the same period last year.

▪
Cash, cash equivalents and restricted cash was $1.1 billion at the end of the quarter. Our cash balance reflects the addition of $560.8 million of proceeds net of offering expenses from the issuance of Convertible Senior Notes on September 18, 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

▪
SpringCM Inc. Acquisition. The company completed the acquisition of SpringCM Inc., a leading cloud-based document generation and contract lifecycle management software company, on September 4, 2018 for $218.8 million in cash, subject to adjustment. With SpringCM, DocuSign will accelerate customers' ability to modernize their Systems of Agreement all the way from preparing to signing, acting-on, and managing agreements.

▪
Convertible Senior Notes Offering. The company issued $575.0 million in 0.5% Convertible Senior Notes due 2023. The offering generated net proceeds of $560.8 million. DocuSign used $67.6 million of the net proceeds to enter into capped call transactions to offset potential dilution upon conversion or any cash payments. DocuSign intends to use the remainder of the net proceeds for working capital, other general corporate purposes and potential acquisitions.

Outlook

The company currently expects:

▪	Quarter ending January 31, 2019 (in millions, except percentages):

Total revenue	$192	to	$194
Billings	$245	to	$255
Non-GAAP gross margin	78%	to	81%
Non-GAAP sales and marketing	50%	to	52%
Non-GAAP research and development	16%	to	18%
Non-GAAP general and administrative	11%	to	13%
Interest and other income (expense)	$3	to	$4
Provision for income taxes	$0.75
Non-GAAP diluted weighted-average shares outstanding	185	to	190

▪	Year ending January 31, 2019 (in millions, except percentages):

Total revenue	$693	to	$695
Billings	$795	to	$805
Non-GAAP gross margin	78%	to	81%
Non-GAAP sales and marketing	50%	to	52%
Non-GAAP research and development	16%	to	18%
Non-GAAP general and administrative	11%	to	13%
Provision for income taxes	$2	to	$4
Non-GAAP diluted weighted-average shares outstanding	155	to	160

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast Conference Call Information

The company will host a conference call on December 6, 2018 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at docusign.com/investors. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) December 20, 2018 using the passcode 13685199.

About DocuSign

DocuSign (Nasdaq: DOCU) helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of its cloud-based System of Agreement Platform, DocuSign offers eSignature-the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 450,000 customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and simplify people’s lives.

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to the benefits of the acquisition of SpringCM and our ability to develop our System of Agreement platform and deliver product innovation. They also include statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to successfully integrate SpringCM's operations; our ability to implement our plans, forecasts and other expectations with respect to SpringCM's business; our ability to realize the anticipated benefits of acquisition of SpringCM, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; disruption from the acquisition making it more difficult to maintain business and operational relationships; the negative effects of consummation of the acquisition on the market price of our common stock or on our operating results; unknown liabilities from the acquisition; our ability to sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the quarter ended July 31, 2018 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs from our convertible senior notes issued in September 2018, acquisition-related expenses, partial releases of valuation allowance due to acquisition, and, as applicable, other special items. Costs associated with acquisitions include legal, accounting, other professional fees and other non-recurring costs.We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flows: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue:
Subscription	$169,426	$122,905	$476,085	$347,305
Professional services and other	8,959	7,684	25,152	22,325
Total revenue	178,385	130,589	501,237	369,630
Cost of revenue:
Subscription	28,709	22,335	84,204	61,668
Professional services and other	16,364	8,881	55,524	25,130
Total cost of revenue	45,073	31,216	139,728	86,798
Gross profit	133,312	99,373	361,509	282,832
Operating expenses:
Sales and marketing	117,051	69,666	411,915	203,300
Research and development	38,404	22,522	143,047	68,997
General and administrative	36,274	19,528	170,242	55,923
Total expenses	191,729	111,716	725,204	328,220
Loss from operations	(58,417)	(12,343)	(363,695)	(45,388)
Interest expense	(3,503)	(154)	(3,743)	(474)
Interest income and other income (expense), net	3,395	(1,225)	4,165	699
Loss before provision for (benefit from) income taxes	(58,525)	(13,722)	(363,273)	(45,163)
Provision for (benefit from) income taxes	(5,712)	783	(3,059)	761
Net loss	$(52,813)	$(14,505)	$(360,214)	$(45,924)
Net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.45)	$(2.90)	$(1.49)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	167,736	33,353	124,343	31,604

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$2,398	$228	$13,941	$697
Cost of revenue—professional services	3,578	253	22,445	742
Sales and marketing	22,338	1,959	151,610	7,547
Research and development	9,919	1,042	64,546	3,721
General and administrative	13,515	3,113	109,165	10,806

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	October 31, 2018	January 31, 2018
Assets
Current assets
Cash and cash equivalents	$1,094,133	$256,867
Restricted cash	367	569
Accounts receivable	130,611	123,750
Contract assets—current	12,056	14,260
Prepaid expense and other current assets	28,344	23,349
Total current assets	1,265,511	418,795
Property and equipment, net	73,965	63,019
Goodwill	194,533	37,306
Intangible assets, net	79,161	14,148
Deferred contract acquisition costs—noncurrent	97,091	75,535
Other assets—noncurrent	9,175	11,170
Total assets	$1,719,436	$619,973
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$22,059	$23,713
Accrued expenses	22,669	15,734
Accrued compensation	53,686	50,852
Contract liabilities—current	316,619	270,188
Deferred rent—current	2,029	1,758
Other liabilities—current	17,574	11,574
Total current liabilities	434,636	373,819
Convertible senior notes, net	432,572	—
Contract liabilities—noncurrent	7,135	7,736
Deferred rent—noncurrent	23,050	23,044
Deferred tax liability—noncurrent	2,500	2,511
Other liabilities—noncurrent	9,374	4,010
Total liabilities	909,267	411,120
Redeemable convertible preferred stock	—	547,501
Stockholders’ equity (deficit)
Preferred stock	—	—
Common stock	16	4
Additional paid-in capital	1,676,180	160,265
Accumulated other comprehensive (loss) income	(3,493)	3,403
Accumulated deficit	(862,534)	(502,320)
Total stockholders’ equity (deficit)	810,169	(338,648)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,719,436	$619,973

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(52,813)	$(14,505)	$(360,214)	$(45,924)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	10,343	8,318	26,024	23,703
Amortization of deferred contract acquisition and fulfillment costs	10,743	7,731	29,889	22,022
Amortization of debt discount and transaction costs	3,147	—	3,147	—
Stock-based compensation expense	51,748	6,595	361,707	23,513
Deferred income taxes	(7,335)	58	(7,347)	58
Other	(1,204)	1,805	(2,079)	(21)
Changes in operating assets and liabilities
Accounts receivable	(14,019)	(146)	1,366	12,962
Contract assets	1,625	(1,338)	2,774	(2,313)
Prepaid expenses and other current assets	1,023	(3,472)	(2,383)	(4,128)
Deferred contract acquisition and fulfillment costs	(22,206)	(12,023)	(52,545)	(32,222)
Other assets	667	(165)	2,002	(333)
Accounts payable	(956)	726	(5,990)	(5,545)
Accrued expenses	1,304	1,735	3,610	1,218
Accrued compensation	1,811	3,227	2,171	(1,753)
Contract liabilities	16,353	11,309	35,856	30,445
Deferred rent	574	(110)	277	(174)
Other liabilities	3,456	1,873	3,684	1,511
Net cash provided by operating activities	4,261	11,618	41,949	23,019
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	(218,779)	—	(218,779)	—
Purchases of property and equipment	(8,576)	(4,603)	(19,096)	(15,692)
Proceeds from sale of business held for sale	—	—	—	467
Net cash used in investing activities	(227,355)	(4,603)	(237,875)	(15,225)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of initial purchasers' discounts and transaction costs	560,756	—	560,756	—
Purchase of capped calls related to issuance of convertible senior notes	(67,563)	—	(67,563)	—
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions	—	—	529,305	—
Proceeds from the exercise of stock options	5,047	8,437	15,365	21,946
Payment of deferred offering costs	(170)	—	(3,692)	—
Payment of holdback on prior acquisition	—	(390)	—	(390)
Net cash provided by financing activities	498,070	8,047	1,034,171	21,556
Effect of foreign exchange on cash, cash equivalents and restricted cash	362	(571)	(1,181)	1,572
Net increase in cash, cash equivalents and restricted cash	275,338	14,491	837,064	30,922
Cash, cash equivalents and restricted cash at beginning of period	819,162	207,675	257,436	191,244
Cash, cash equivalents and restricted cash at end of period	$1,094,500	$222,166	$1,094,500	$222,166

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2018	2017	2018	2017
GAAP gross profit	$133,312	$99,373	$361,509	$282,832
Add: Stock-based compensation	5,976	481	36,386	1,439
Add: Amortization of acquisition-related intangibles	1,632	1,691	4,303	5,079
Add: Acquisition-related expenses	108	—	108	—
Non-GAAP gross profit	$141,028	$101,545	$402,306	$289,350
GAAP gross margin	75%	76%	72%	77%
Non-GAAP adjustments	4%	2%	8%	1%
Non-GAAP gross margin	79%	78%	80%	78%

GAAP subscription gross profit	$140,717	$100,570	$391,881	$285,637
Add: Stock-based compensation	2,398	228	13,941	697
Add: Amortization of acquisition-related intangibles	1,632	1,691	4,303	5,079
Non-GAAP subscription gross profit	$144,747	$102,489	$410,125	$291,413
GAAP subscription gross margin	83%	82%	82%	82%
Non-GAAP adjustments	2%	1%	4%	2%
Non-GAAP subscription gross margin	85%	83%	86%	84%

GAAP professional services and other gross loss	$(7,405)	$(1,197)	$(30,372)	$(2,805)
Add: Stock-based compensation	3,578	253	22,445	742
Add: Acquisition-related expenses	108	—	108	—
Non-GAAP professional services and other gross loss	$(3,719)	$(944)	$(7,819)	$(2,063)
GAAP professional services and other gross loss	(83)%	(16)%	(121)%	(13)%
Non-GAAP adjustments	41%	4%	90%	4%
Non-GAAP professional services and other gross loss	(42)%	(12)%	(31)%	(9)%

Reconciliation of operating expenses:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2018	2017	2018	2017
GAAP sales and marketing	$117,051	$69,666	$411,915	$203,300
Less: Stock-based compensation	(22,338)	(1,959)	(151,610)	(7,547)
Less: Amortization of acquisition-related intangibles	(2,257)	(1,015)	(3,787)	(2,520)
Less: Acquisition-related expenses	(68)	—	(68)	—
Non-GAAP sales and marketing	$92,388	$66,692	$256,450	$193,233
GAAP sales and marketing as a percentage of revenue	66%	53%	82%	55%
Non-GAAP sales and marketing as a percentage of revenue	52%	51%	51%	52%

GAAP research and development	$38,404	$22,522	$143,047	$68,997
Less: Stock-based compensation	(9,919)	(1,042)	(64,546)	(3,721)
Less: Acquisition-related expenses	(302)	—	(302)	—
Non-GAAP research and development	$28,183	$21,480	$78,199	$65,276
GAAP research and development as a percentage of revenue	22%	17%	29%	19%
Non-GAAP research and development as a percentage of revenue	16%	16%	16%	18%

GAAP general and administrative	$36,274	$19,528	$170,242	$55,923
Less: Stock-based compensation	(13,515)	(3,113)	(109,165)	(10,806)
Less: Acquisition-related expenses	(1,290)	—	(1,290)	—
Non-GAAP general and administrative	$21,469	$16,415	$59,787	$45,117
GAAP general and administrative as a percentage of revenue	20%	15%	34%	15%
Non-GAAP general and administrative as a percentage of revenue	12%	13%	12%	12%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2018	2017	2018	2017
GAAP operating loss	$(58,417)	$(12,343)	$(363,695)	$(45,388)
Add: Stock-based compensation	51,748	6,595	361,707	23,513
Add: Amortization of acquisition-related intangibles	3,889	2,706	8,090	7,599
Add: Acquisition-related expenses	1,768	—	1,768	—
Non-GAAP operating income (loss)	$(1,012)	$(3,042)	$7,870	$(14,276)
GAAP operating margin	(33)%	(9)%	(73)%	(12)%
Non-GAAP adjustments	32%	7%	75%	8%
Non-GAAP operating margin (loss)	(1)%	(2)%	2%	(4)%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2018	2017	2018	2017
GAAP net loss	$(52,813)	$(14,505)	$(360,214)	$(45,924)
Add: Stock-based compensation	51,748	6,595	361,707	23,513
Add: Amortization of acquisition-related intangibles	3,889	2,706	8,090	7,599
Add: Acquisition-related expenses	1,839	—	1,839	—
Add: Amortization of debt discount and issuance costs	3,147	—	3,147	—
Less: Tax benefit from SpringCM acquisition(1)	(7,369)	—	(7,369)	—
Non-GAAP net income (loss)	$441	$(5,204)	$7,200	$(14,812)

Numerator:
Non-GAAP net income (loss)	$441	$(5,204)	$7,200	$(14,812)
Less: preferred stock accretion	—	(376)	(353)	(1,097)
Less: net income allocated to participating securities	—	—	(1,427)	—
Non-GAAP net income (loss) attributable to common stockholders	$441	$(5,580)	$5,420	$(15,909)

Denominator:
Weighted-average common shares outstanding, basic	167,736	33,353	124,343	31,604
Effect of dilutive securities	24,490	—	24,554	—
Non-GAAP weighted-average common shares outstanding, diluted	192,226	33,353	148,897	31,604

GAAP net loss per share, basic and diluted	$(0.31)	$(0.45)	$(2.90)	$(1.49)
Non-GAAP net income (loss) per share, basic	0.00	(0.17)	0.04	(0.50)
Non-GAAP net income (loss) per share, diluted	0.00	(0.17)	0.04	(0.50)

(1)	Represents a tax benefit related to the release of a portion of our deferred tax asset valuation allowance resulting from the SpringCM Acquisition.

Computation of free cash flow:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2018	2017	2018	2017
Net cash provided by operating activities	$4,261	$11,618	$41,949	$23,019
Less: purchase of property and equipment	(8,576)	(4,603)	(19,096)	(15,692)
Non-GAAP free cash flow	$(4,315)	$7,015	$22,853	$7,327

Computation of billings:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2018	2017	2018	2017
Revenue	$178,385	$130,589	$501,237	$369,630
Add: Contract liabilities and refund liability, end of period	330,060	226,836	330,060	226,836
Less: Contract liabilities and refund liability, beginning of period	(300,426)	(214,405)	(282,943)	(195,501)
Add: Contract assets and unbilled accounts receivable, beginning of period	16,196	11,381	16,899	10,095
Less: Contract assets and unbilled accounts receivable, end of period	(15,229)	(12,678)	(15,229)	(12,678)
Less: Contract liabilities and refund liability contributed by the acquisition of SpringCM	(11,002)	—	(11,002)	—
Non-GAAP billings	$197,984	$141,723	$539,022	$398,382